                        INTERMEDIA COMMUNICATIONS INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON [      ], [      ] [ ], 2001

The undersigned stockholder of Intermedia Communications Inc. ("Intermedia"), revoking all prior proxies, hereby appoints David C. Ruberg and Robert M. Manning, or either of them acting singly, proxies, with full power of substitution, to represent and vote, in accordance with the instructions on the reverse side of this card, all shares of capital stock of Intermedia which the undersigned is entitled to vote at the special meeting of stockholders to be
held at One Intermedia Way, Tampa, Florida on [      ], [      ] [  ], 2001
beginning at [     ], local time, and at any postponements or adjournments
thereof, upon matters set forth in the Notice of Special Meeting dated [      ]
[ ], 2001, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the special meeting by the Intermedia board of directors. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

This proxy is solicited on behalf of the board of directors of Intermedia. A stockholder wishing to vote in accordance with the recommendation of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

                          (Continued on reverse side)
           (Please fill in the appropriate boxes on the other side)

                          (Continued from other side)
                        INTERMEDIA COMMUNICATIONS INC.

[ ] Please mark your votes as in this example.

1. To adopt the Agreement and Plan of Merger dated as of September 1, 2000, among WorldCom, Inc., Intermedia Communications Inc., and a wholly owned subsidiary of WorldCom, Inc., as amended by the First Amendment to Agreement and Plan of Merger dated as of February 15, 2001

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

The shares represented by this proxy will be voted as directed or, if no direction is given with respect to the proposal set forth above, will be voted for such proposal. In addition, the shares represented by this proxy will be voted in the discretion of David C. Ruberg and Robert M. Manning on any other business which may properly be brought before the special meeting by the Intermedia board of directors.

                                                Dated: ______________, 2000

                                                ____________________________
                                                Signature(s) of Stockholders

                                                ____________________________
                                                Signature(s) of Stockholders

                                                     Please promptly complete,
                                                date and sign this proxy and
                                                mail it in the enclosed envelope
                                                to assure representation of your
                                                shares. No postage need be
                                                affixed if mailed in the United
                                                States. Please sign exactly as
                                                name(s) appear on the stock
                                                certificate. If stockholder is a
                                                corporation, please sign full
                                                corporate name by president or
                                                other authorized officer and, if
                                                a partnership, please sign in
                                                full partnership name by an
                                                authorized partner or other
                                                persons.

                                                Mark here if you plan to attend
                                                the meeting.